As filed with the Securities and Exchange Commission on May 3, 2012

Registration No. 333-162106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSCEND SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0378756
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Glenlake Parkway

Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas L. Beaudoin

President and Treasurer

One Wayside Road

Burlington, MA 01803

(781)565-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Sanchez

Daniel Peale

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street NW

Washington, DC 20006

(202) 973-8800

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Transcend Services, Inc., a Delaware corporation (“Transcend”) is filing this Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2009 to register $75,000,000 in Common Stock; preferred stock, $0.01 par value per share (“Preferred Stock”); debt securities; and warrants to purchase debt securities, Common Stock and Preferred Stock (referred to collectively with the Common Stock, Preferred Stock and debt securities as the “Securities”), and 1,000 shares of Common Stock offered by selling stockholders.

Transcend hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by Transcend in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration an aggregate of $46,106,250 in Securities to be offered by Transcend, and 172,000 shares of Common Stock to be offered by selling stockholders, registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on May 3, 2012.

TRANSCEND SERVICES, INC.

By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Thomas L. Beaudoin Thomas L. Beaudoin	President and Treasurer and Director (principal executive officer, principal financial officer and principal accounting officer)	May 3, 2012

/s/ Todd DuChene Todd DuChene	Secretary and Director	May 3, 2012